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                                                                     EXHIBIT 3.3

                                    BYLAWS OF
                            WSB FINANCIAL GROUP, INC.

                                    ARTICLE 1
                                     Offices

     The principal office of WSB Financial Group, Inc. (the "Corporation") shall be located at the principal place of business of the Corporation or such other place as the Board of Directors (the "Board" or the "Directors" or individually a "Director") may designate. The Corporation may have such other offices, either within or without the state of Washington, as the Board may designate or as the business of the Corporation may require from time to time.

                                    ARTICLE 2
                                  Shareholders

     2.1 Annual Meeting. An annual meeting of the shareholders shall be held each year on a date and at a time set by the Board.

     2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board, or holders of not less than twenty-five percent (25%) of all the shares of the Corporation entitled to vote on any issue proposed to be considered at the proposed special meeting.

     2.3 Place of Meeting. All meetings of the shareholders shall be held in the county in which the principal office or any branch of the Corporation is located, as may be designated by the person or persons calling the meeting.

     2.4 Notice of Meetings. Written or printed notice stating the date, time and place of a meeting of shareholders and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called shall be delivered to each shareholder entitled to vote at such meeting, not fewer than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail, by the Secretary of the Corporation at the direction of the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder.

     2.5 Closing of Transfer Books for Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, which date in any case shall not be more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular

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action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at a meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

     2.6 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If less than a majority of the outstanding shares attend a meeting, a majority of those present may adjourn the meeting to such time and place as they may determine, without further notice, except that any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors have been elected. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of Directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

     2.7 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his/her duly authorized attorney-in-fact or agent. All proxies shall be filed with the Secretary of the Corporation before or at the commencement of meetings. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. No proxy may be effectively revoked until notice of such revocation has been given to the Secretary of the Corporation by the shareholder granting the proxy.

     2.8 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     2.9 Voting of Shares by Certain Holders. Shares standing in the name of a corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such shares into his/her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof

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into his/her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred

     2.10 Action by Shareholders Without a Meeting. Any action permitted or required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE 3
                               Board of Directors

     3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board except as may be otherwise provided in these Bylaws, the Articles of Incorporation of the Corporation or by statute.

     3.2 Number, Tenure and Qualifications. The Board shall be composed of not less than five (5) nor more than twenty-five (25) Directors who need not be residents of the state of Washington. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors shall be elected by the shareholders and hold office for such terms as is specified in the Articles of Incorporation of the Corporation not exceeding three (3) years, and until their successors are elected and qualified.

     3.3 Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the Board, and exercise and perform such other powers and duties as may be determined from time to time by resolution of the Board. If the Chairman is not present, the President shall preside. If the President is not present, a temporary chairman selected by a majority vote of the Board members in attendance, shall preside at any meeting of the Board.

     3.4 Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of sixty percent (60%) of the remaining Directors. The term of a Director elected to fill a vacancy, or to fill a position created by an increase in the number of Directors, shall expire at the next shareholders' meeting at which Directors are elected.

     3.5 Resignation. Any Director may resign at any time by delivering written notice to the Chairman, the President, or the Secretary. Any such resignation is effective upon delivery

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thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.6 Removal. At a meeting of shareholders called expressly for that purpose, one or more Directors, including the entire Board, may be removed with or without cause if the number of votes cast to remove the Director(s) exceeds the number of votes cast not to remove the Director(s).

     3.7 Meetings. A meeting of the Board shall be held at least quarterly and whenever required by the Department of Financial Institutions for the State of Washington. By resolution, the Board may specify the time and place, either within or without the state of Washington, for holding such meeting(s) without other notice than such resolution.

     3.8 Special Meetings. Special Board meetings may be called by or at the request of the Chairman, the President or any two Directors. Notice of each such meeting shall be given to each Director by telephone or in writing at least 24 hours (in the case of notice by telephone or e-mail) or 48 hours (in case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purpose of, nor the business to be transacted at, such meeting.

     3.9 Quorum. A majority of the then-serving Board shall constitute a quorum for the transaction of any business at any meeting of the Board. If less than such majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

     3.10 Manner of Acting. The act of the majority of the Directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board. Members of the Board may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear all others at the same time. Participation by such means shall constitute presence, in person, at a meeting.

     3.11 Action of Directors Without a Meeting. Any action permitted or required to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the Directors.

     3.12 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on a Corporation matter is taken is presumed to have assented to the action taken unless the Director's dissent or abstention is entered in the minutes of the meeting or unless the Director files a written dissent to such action with the Secretary of the meeting before the adjournment thereof or forwards such dissent to the Secretary of the Corporation within 5 days after receipt of a copy of the minutes of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

     3.13 Performance of Duties. A Director shall perform his or her duties as a director, including the duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner the Director reasonably believes to be in the best interest of the

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Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a Director is entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the Board upon which the Director does not serve, duly designated in accordance with a provision of these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence. However, a Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

                                    ARTICLE 4
                                   Committees

     4.1 Appointment. A majority of the Board in office when the action is taken may create one or more committees of Directors. The designation of any committee pursuant to this Article, and the delegation of authority thereto, shall not operate alone to relieve the Board or any Director of any responsibility imposed by law or regulation.

     4.2 Authority. To the extent specified by the Board, each committee shall be permitted to act on behalf of the Board, except a committee may not:

          (a) Authorize or approve a distribution except according to a general formula or method prescribed by the Board;

          (b) Approve or propose to shareholders action that requires approval by shareholders;

          (c) Fill vacancies on the Board or on any of its committees;

          (d) Amend the Articles of Incorporation;

          (e) Adopt, amend or repeal these Bylaws;

          (f) Approve a plan of merger not requiring shareholder approval; or

          (g) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

     4.3 Number of Members. Each committee must have two or more members who serve at the pleasure of the Board.

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     4.4 Meetings. Regular committee meetings may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by a majority of committee members upon not less than one day's notice when delivered personally or by facsimile or e-mail, or at least 4 days prior thereto, when delivered by mail at the address at which the Director is most likely to be reached, stating the place, date and hour of the meeting. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

     4.5 Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     4.6 Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

     4.7 Vacancies. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full Board.

     4.8 Removal and Resignation. Any member of a committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board. Any member of a committee may resign from a committee at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Unless a later date is specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

     4.9 Reports and Minutes. Each committee shall keep minutes of its meetings and report periodically to the Board.

     4.10 Compensation. By resolution of the Board, the Directors may be paid a fixed sum for attendance and their expenses, if any, of attendance at meetings of the Board. No Director who is also an employee of the Corporation shall receive compensation for serving as a Director.

     4.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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                                    ARTICLE 5
                                    Officers

     5.1 Elected Officers. The elected officers of the Corporation shall be the Chairman, Vice Chairman (not required) and President (the "Elected Officers"). The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer may appoint a Chief Operating Officer and one or more executive vice presidents (the "Executive Officers"), whose appointments must be approved by the Board. The Chief Executive Officer may assign to such Executive Officers additional titles descriptive of the functions assigned to such officers. The Chief Executive Officer shall appoint a Secretary and such other officers ("Appointed Officers") as deemed necessary or advisable.

     5.2 Term of Office. So far as practicable, all Elected Officers shall be elected at the annual meeting of the Board, and the appointment of all Executive Officers shall be approved at the annual meeting of the Board, with all Elected and Executive Officers to hold office until the annual meeting of the Board in the subsequent year, unless earlier terminated. Any Elected or Executive Officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Board. Any Appointed Officer may be removed at any time, either with or without cause, by the Chief Executive Officer or the Board.

     5.3 Salaries. The salaries and bonuses paid to the Elected Officers, the Chief Operating Officer (if one is appointed) and the Executive Officers shall be authorized or approved by the Board. All other salaries and bonuses shall be authorized and approved by the Chief Executive Officer.

     5.4 Duties. The Chairman of the Board shall preside, when present, at all meetings of the shareholders and the Board, and, in his or her absence, the Chief Executive Officer shall preside. The President shall preside if the Chairman of the Board and Chief Executive Officer are absent. The Secretary shall be responsible for preparing minutes of the meetings of Directors and shareholders and for authenticating records of the Corporation. The Elected Officers shall have such other authority and perform such other duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the Elected Officers shall have such powers and duties as generally pertain to their respective offices. The Executive Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer. The Appointed Officers shall have the authority and perform such duties as prescribed by the Chief Executive Officer or any Executive Officer authorized by the Chief Executive Officer to prescribe the duties of such Appointed Officers.

                                    ARTICLE 6
                           Contracts, Checks, Deposits

     6.1 Contracts. The Board may authorize any Officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and that authority may be general or confined to specific instances.

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     6.2 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more duly appointed Officer or agent of the Corporation, as determined by resolution of the Board.

     6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited fi-om time to time to the credit of the Corporation in the banks, trust companies or other depositories as the Board may select.

                                    ARTICLE 7
                                     Shares

     7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates in such form as may be required by law and signed by the President and Secretary and may bear the seal of the Corporation or a facsimile thereof The signatures of the Executive Officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation by the holder of record thereof or by his/her legal representative who shall fiimish proper evidence of authority to transfer. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the terms and indemnity to the Corporation as the Board may prescribe.

     7.3 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

                                    ARTICLE 8
                                Books and Records

     The Corporation shall:

          (a) Keep as permanent records, minutes of all meetings of its shareholders and Board, record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

          (b) Maintain appropriate accounting records;

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          (c) Maintain a record of the names and residences of the shareholders of the Corporation, the number of shares held by each, and the transfer of shares, showing the time when made, the number of shares transferred and by whom transferred;

          (d) Maintain its records in written form or in another form capable to being converted to written form within a reasonable time;

          (e) Keep a copy of the following records at its principal office:

               (i) The Articles of Incorporation and all amendments thereto currently in effect;

               (ii) The Bylaws and all amendments thereto currently in effect,

               (iii) The minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting for the past three
          (3) years;

               (iv) The financial statements described in Section 23B. 16.200(1) of the Washington Business Corporation Act, for the past three (3) years;

               (v) All written communications to shareholders generally within the past three (3) years;

               (vi) A list of the names and business addresses of the current Directors and Officers; and

               (vii) The most recent annual report delivered to the Secretary of State for the State of Washington.

                                    ARTICLE 9
                                      Seal

     The seal of the Corporation, if any, shall be circular in form and consist of the name of the Corporation, the state and year of incorporation and the words "Corporate Seal." The President, Chief Financial Officer, Secretary or other Officer designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal and to attest the same.

                                   ARTICLE 10
                                Waiver of Notice

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or law, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the fact, shall be deemed equivalent to the giving of notice.

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                                   ARTICLE 11
                                 Indemnification

     11.1 Right to Indemnification. Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "proceeding"), by reason of the fact that he or she is or was a Director or Officer of the Corporation, or that being or having been such a Director or Officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "Indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director or Officer of the Corporation or a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trustee, employee benefit plan or other enterprise and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Except as provided in Section 11.4, below, with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

     11.2 Restrictions on Indemnification. No indemnification shall be provided to any such Indemnitee for acts or omissions of the Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the Indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled or if the Corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this paragraph shall be as set forth in such amended statutory provision.

     11.3 Advancement of Expenses. The right to indemnification conferred in this ARTICLE 11 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified.

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     11.4 Right of Indemnitee to Bring Suit. If a claim under Section 11.1 or
11.3, above, is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of litigating such suit. The Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE 11 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

     11.5 Procedures Exclusive. Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this ARTICLE 11 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

     11.6 Nonexclusivitv of Rights. Except as set forth in Section 11.5, above, the right to indemnification and the advancement of expenses conferred in this
ARTICLE 11 shall not be exclusive to any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation of the Corporation or these Bylaws, general or specific action of the Board or shareholders, contract or otherwise.

     11.7 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the authority or right to indenanify such person against such expense, liability or loss under the Washington Business Corporation Act or other law.

     11.8 Indemnification of Employees and Agents of the Corporation. In addition to the rights of indemnification set forth in Section 11.1, above, the Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the Corporation (a) with the same scope and effect as the provisions of this ARTICLE 11 with respect to indemnification and the advancement of expenses of Directors and Officers of the Corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

     11.9 Persons Serving Other Entities. Any person who, while a Director or Officer of the Corporation is or was serving (a) as a director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation; or
(b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the

                                                      KELLER ROHRBACK L.L.P.
                                                            SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206)623-1900


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

Corporation and entitled to indemnification and the advancement of expenses under paragraph 11.1 and 11.3, above.

     11.10 Limitation of Indemnification. The provisions of this ARTICLE 11 notwithstanding, no Indemnitee shall be indemnified for any civil money penalty or judgment resulting from any administrative or civil action instituted by the Division of Financial Institutions for the State of Washington or a federal banking agency, or any other liability or legal expense with regard to any administrative proceeding or civil action instituted by any banking agency which results in a final order or settlement pursuant to which such person is: (i) assessed a civil money penalty; (ii) removed from office or prohibited from participating in the conduct of the affairs of the Corporation or one of its subsidiaries; or (iii) is required to cease and desist from or to take any affirmative action described in Section 8(b) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1811, at seq.). However, permissible indemnification payments may be made as permitted by 12 CFR Section 359.0, at seq., as amended from time to time.

                                   ARTICLE 12
                                   Amendments

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of sixty percent (60%) of the Board or by the affirmative vote of holders of a majority of shares. Any Bylaw adopted, amended or repealed by the Directors may be repealed, amended or reinstated by an affirmative vote of holders of a majority of the shares entitled to vote and present, in person or by proxy, at the next meeting of shareholders following such action without further notice other than this Bylaw. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection by any shareholder during business hours.

     The undersigned, being the Secretary of the Corporation hereby certifies that these Bylaws have been properly adopted as the Bylaws of WSB Financial Group, Inc.

DATED this 18th day of JANUARY, 2005.


                                        /s/ David K. Johnson
                                        ----------------------------------------
                                        David K. Johnson
                                        President and Chief Executive Officer

                                                      KELLER ROHRBACK L.L.P.
                                                            SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206)623-1900


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